Exhibit 10.1

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT

LEASE MODIFIED NET

1. Basic Provisions (“Basic Provision”).

1.1 Parties: This Lease (“Lease”), dated, November 28, 2007, is made by and between Dollinger Harbor Bay Associates, LP (“Landlord”) and Penumbra, Inc. (“Tenant”), (collectively the “Parties,” or individually a “Party”).

1.2(a) Premises: A portion of that certain building containing approximately 72,788 rentable square feet, including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 1351 Harbor Bay Parkway, Suite 100A & 202, located in the City of Alameda, County of Alameda, State of California, with zip code 94502 as outlined on Exhibit A attached hereto (“Premises”). The “Building” is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): a multi-tenant R&D Office building.

In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Industrial Center.” (Also see Paragraph 2.)

1.2(b) Parking: 240 unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and no reserved vehicle parking spaces (“Reserved Parking Spaces”). (Also, see Paragraph 2.6)

1.3 Term: Six (6) years and 0 months (“Original Term”) commencing thirty (30) days after the Landlord’s substantial completion of Tenant Improvements (“Commencement Date”) and ending six (6) years thereafter. (“Expiration Date”). (Also Paragraph 3.)

1.4 Early Possession: Tenant shall be allowed access to the Premises during Tenant Improvement Period; however Landlord shall not be responsible for any delays caused by Tenant’s work (“Early Possession”). (Also Paragraphs 3.2 and 3.3.)

1.5 Base rent: $59,673.75 per month (which is for Suite 100A, although Tenant will be entitled to occupy Suite 202 during this period) (“Base Rent”), payable on the first day of each month commencing on the Commencement Date (Also see Paragraph 4.). Base Rent is not payable for suite 202 during the initial twelve (12) months of the Term. Base Rent shall be adjusted on an annual basis as follows:

Months 13-24	$94,624.40	per month (which is for both Suite 100A & 202)

Months 25-36	$98,263.80	per month (which is for both Suite 100A & 202)

Months 37-48	$101,903.20	per month (which is for both Suite 100A & 202)

Months 49-60	$105,542.60	per month (which is for both Suite 100A & 202)

Months 61-72	$109,182.00	per month (which is for both Suite 100A & 202)

1.6(a) Base Rent Paid Upon Execution: $59,673.75 as Base Rent for the first month of the Lease Term.

1.6(b) Tenant’s Share of Common Area Operating Expenses: 48.72% of the building for Months 1-12 of the Lease Term and 74.29% of the Building for Months 13-72 of the Lease Term (“Tenant’s Share”) as determined by prorata square footage of the Premises as compared to the total square footage of the Building.

1.7 Security Deposit: $1,000,000.00 Letter of Credit. The Letter of Credit shall be returned to Tenant and replaced by a cash Security Deposit in the amount of $109,182.00 upon the completion of the conditions specified in Section 53 (“Security Deposit”). (Also see Paragraph 5)

1.8 Permitted Use: General Office and R&D Use (“Permitted Use”) (Also see Paragraph 5.)

1.9 Insuring Party. Landlord is the “Insuring Party.” (Also see Paragraph 8)

1.10(a) Real Estate Brokers. The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

[ ]	represents Landlord exclusively (“Landlord’s Broker”);

[ ]	represents Tenant exclusively (“Tenant’s Broker”); or

[ x ]	Cushman Wakefield represents both Landlord and Tenant (“Dual Agency”). (/also see Par. 15.)

1.10(b) Payment to Brokers. Upon the execution of this Lease by both Parties, Landlord shall pay to said Broker(s) according to separate written agreement between Landlord and said Broker(s).

1.11 Guarantor. The obligations of the Tenant under this Lease are to be guaranteed by NONE (“Guarantor”). (Also see Paragraph 37.)

1.12 Addenda and Exhibits. Attached hereto is Exhibit A through C, all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The leaseable area is measured to the outside edge of the outside walls and drip lines to the centerline of any demising walls, including a pro rata share of the electrical room, corridors, lobbies and other common spaces. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Landlord and Tenant agree is reasonable and the rental and Tenant’s Share (as defined in Paragraph 1.6(b) based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Tenant, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such noncompliance, rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within six (6) months after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

2.3 Warranties. Tenant acknowledges that neither landlord nor any of its agents made any representations or warranties respecting the project, the buildings, or the leased premises, upon which tenant relied in entering into this lease, which are not expressly set forth in this lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the leased premises may be used for tenant’s intended use under existing law or; (ii) the suitability of the leased premises for the conduct of tenant’s business or; (iii) the exact square footage of the leased premises; that tenant relied solely upon its own investigations respecting said premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the American with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and that upon its execution of this lease, accepts the leaseable area as specified herein. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of landlord or landlord’s agent(s), if any, not contained in this lease or in any addenda hereto.

2.4 Tenant as Prior Owner/Occupant. The warranties made by Landlord in this Paragraph 2.2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Tenant was the owner or occupant of the Premises. In such event, Tenant shall, at Tenant’s sole cost and expense, correct any non-compliance of the Premises with said warranties.

2.5 Vehicle Parking. Tenant shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations (as defined in Paragraph 40) issued by Landlord. (Also see Paragraph 2.9.)

(a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

(b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 2.6, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(c) Landlord shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

2.6 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and Interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.7 Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

2.8 Common Areas - Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Tenant agrees to abide by and conform to all such Rules and Regulations and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Industrial Center.

2.9 Common Areas - Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof;

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Landlord shall use best efforts to ensure that the performance of any such work of repairs or alterations shall not interfere with Tenant’s use of the Premises (or any portion thereof) for Tenant’s business purposes (such efforts to include limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day); and

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Tenant totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Tenant’s Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Early Possession Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the term hereof, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within sixty (60) days after the Commencement Date, Tenant may, at its option, by notice in writing to Landlord within ten (10) days after the end of sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.

4. Rent.

4.1 Base Rent. Tenant shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Landlord in lawful money of the United States, without offset or deduction, on or before the 1st day of each month. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

4.2 Common Area Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

(aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

(bb) Exterior signs and any tenant directories.

(cc) Fire detection and sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas.

(iii) Trash disposal, property management fees of 4% of the gross monthly rental and security services and the costs of any regularly scheduled environmental inspections.

(iv) [INTENTIONALLY OMITTED].

(v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Landlord for the Building and the Common Areas under Paragraph 10 hereof.

(vi) The cost of the premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

(vii) Any deductible portion of an insured loss concerning the building or the Common Areas.

(viii) Any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense.

The cost of any capital improvements or other capital items included in Common Area Operating Expenses shall be amortized by Landlord on a straight line basis over the economic useful life of the capital item for accounting purposes, as determined by Landlord using generally accepted accounting principles, consistently applied, and Internal Revenue Service asset classification regulations, if any. The amortized cost of capital improvements may include interest at the rate paid by Landlord on any funds borrowed for such expenditures from an unaffiliated third-party financial institution, but in no event in excess of the market rate of interest customarily paid on such borrowed funds for such purposes.

Notwithstanding the foregoing, Common Area Operating Expenses will not include:

(i) repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease and diligently attempted to procure the maximum possible insurance coverage;

(ii) marketing and promotional costs;

(iii) debt service payments on or related to any indebtedness;

(iv) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same materially exceeds arms-length competitive prices paid in the Alameda, California metropolitan area for the services or goods provided; and

(v) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity.

(b) Any common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building.

However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Industrial Center.

(c) The inclusion of the improvements, facilities and services set forth in subparagraph 4.2(a) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

(d) Tenant’s Share of Common Area Operating Expenses shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, an amount may be reasonably estimated by Landlord from time to time of Tenant’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Tenant’s payments under this Paragraph 4.2(d) during said preceding year exceed Tenant’s Share as indicated on said statement, Landlord shall be credited the amount of such over-payment against Tenant’s Share of Common Area Operating Expenses next becoming due. If Tenant’s payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

(e) Landlord shall maintain at all times during the term of this Lease, full, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Common Area Operating Expenses, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit Common Area Operating Expenses. Upon reasonable notice from Tenant, Landlord shall make available for Tenant’s inspection (or inspection performed by Tenant’s accountant and/or consultants) during normal business hours, Landlord’s books and records relating to the Common Area Operating Expenses. If an audit, review or inspection by a Tenant or Tenant’s accountant or consultant alleges an overbilling, Tenant may submit a claim for the overbilled amount to Landlord, detailing the nature of the overbilling, and Landlord shall have thirty (30) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord’s contest of Tenant’s claims. If, Landlord’s statement is ultimately determined to be in error, Landlord will promptly reimburse to Tenant, or Tenant will promptly pay to Landlord, any amount which may be determined to have been due as a result of Tenant’s audit; additionally, if Landlord is determined to have overcharged Tenant for Common Area Operating Expenses by 3% or more, Landlord shall reimburse Tenant within thirty (30) days following such determination for the reasonable cost of Tenant’s review of Landlord’s books and records not to exceed $500 (which cost may not be included as a Common Area Operating Expense).

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Landlord may use, apply or retain all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used or applied by Landlord. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

6.1 Permitted Use.

(a) Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose.

Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

(b) Landlord hereby agrees to not unreasonably withhold, condition or delay its consent to any written request by Tenant, Tenant’s assignees or subtenants, and by prospective assignees and subtenants of Tenant, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other Tenants, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Landlord elects to withhold such consent, Landlord shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Landlord’s reasonable objections to the change in use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the prompting or sanitary sewer system).

(c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant’s control. Tenant’s obligations under this paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

6.3 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and ground water conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.3 Inspection; Compliance with Law. Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable advance notice to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same (and if paid by Landlord, such cost will not be included in Common Area Operating Expenses), unless a Default or Breach of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

7. Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1 Tenant’s Obligations.

(a) Subject to the provision of Paragraphs 2.2 (Condition), 7.2 (Landlord’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

(c) If Tenant fails to perform Tenant’s obligations under this Paragraph 7.1, Landlord may enter upon the Premises after ten (10) days’ prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

7.2 Landlord’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 4.2 (Common Area Operating Expenses to the extent applicable), 7 (Use), 7.1 (Tenant’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Landlord, subject to reimbursement pursuant to Paragraph 4.2 to the extent applicable, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or terminate this Lease because of Landlord’s failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

7.3 Utility Installations, Trade Fixtures, Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protections systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment which can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Tenant-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent. Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Landlord’s consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cost thereof does not exceed $25,000.00.

(b) Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations of Utility Installations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $25,000.00 or more upon Tenant’s providing Landlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

(c) Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the

Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

7.4 Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Landlord’s right to require their removal as expressly set forth below, and to cause Tenant to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

(b) Removal. Landlord may, by notice delivered to Tenant concurrently with Landlord’s consent to the installation of any Tenant-Owned Alterations or Utility Installations (but not the Tenant Improvements or initial Alterations) require that any or all of such Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

(c) Surrender/Restoration. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. Immediately prior to the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, subject to Tenant-Owned Alterations and Utility Installations the removal of which is not required hereunder. Tenant shall repair all damage to the Leased Premises caused by Tenant or by Tenant’s removal of Tenant’s property and all damage to the exterior of the Building caused by Tenant’s removal of Tenant’s signs. Tenant shall replace all stained or damaged ceiling tiles and shall repair or replace, as necessary, all burned out light bulbs and damaged or stained light lenses and shall touch up any painted walls if needed. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements, constructed or installed by Tenant which Landlord pursuant to the provisions of Section 7.4(b) above, previously requested be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expenses, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed. Tenant shall pay Base Monthly Rent and Additional Rent at the rate payable immediately preceding the Expiration Date until such work is completed.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph B shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Tenant. Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Landlords of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. Tenant must either cause their liability policy to be endorsed to include pollution liability coverage, onsite and off site, including release of any pollutants, toxins, or contaminants, whether such release is sudden or prolonged or willful or accidental OR Tenant must procure a separate policy which provides coverage for pollution, liability, premises pollution, on site and off site, including release of any pollutants, toxins, or contaminants, whether such release is sudden or prolonged or willful or accidental. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

(b) Carried by Landlord. Landlord shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Tenant except coverage for pollution liability, premises pollution, on site and off site, including release of any pollutants, toxins, or contaminants, whether such release is sudden or prolonged or willful or accidental, shall only be carried solely by Tenant. Tenant shall not be named as an additional insured therein.

8.3 Property Insurance-Building, Improvements and Rental Value.

(a) Building and Improvements. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Building and Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Tenant-Owned Alterations and Utility Installations, Trade Fixtures and Tenant’s personal property shall be insured by Tenant pursuant to Paragraph 8.4. Landlord’s policy or policies shall insure against all risks of direct physical loss or damage (and at Landlord’s option the perils of flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b) Rental Value. Landlord shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by all tenants of the Building to Landlord for at least one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

(c) Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused solely by Tenant’s acts, omissions, use or occupancy of the Premises.

(d) Tenant’s Improvements. Since Landlord is the Insuring Party, Landlord shall not be required to insure Tenant-Owned Alterations and Utility Installations unless the item in question has become the property of Landlord under the terms of this Lease.

8.4 Tenant’s Property Insurance. Subject to the requirements of Paragraph 8.5, Tenant at its cost shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures and Tenant-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Landlord as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $10,000.00 per occurrence. Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-VII, or such other rating as may be required by a Lender, as set forth in the most current issue of “Best’s Insurance Guide.” Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to material modification except after ten (10) days’ prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may following notice to order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

8.6 Waiver of Subrogation. Notwithstanding any other provision of this Lease to the contrary, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity.

(a) By Tenant. Subject to the provisions of Section 8.6 above, Tenant, shall, during the term of this lease, indemnify and save harmless Landlord from any and all loss, damage, claims of damage, obligations, cause or causes of action, or liabilities of any kind or nature (including reasonable costs of attorney’s fees if Landlord is made a party to any action which Tenant’s indemnity runs hereunder) by reason of injury or death of any person or persons or damage to any property of any kind and to whomsoever belonging, including injury or death to the person or damage to the property of Tenant, Tenant’s officers, directors, employees, agents, guests, subtenants and assignees, concessionaires and licensees, and any other person, firm or corporation selling or manufacturing merchandise or services upon or from the demised premises, or any part thereof, from any cause or cause whatsoever which result from Tenant’s use of the Premises or from any other activity done, permitted or suffered by Tenant. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease after prior written notice from Tenant). Tenant’s obligations under this paragraph shall survive the termination of this Lease.

(b) By Landlord. Subject to the provisions of Section 8.6, Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant’s agents, employees, officers, directors, shareholders and partners from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys’ fees, court costs, administrative costs and costs of appeals which may be imposed upon or incurred by, or asserted by reason of any of the following which shall occur during the Term of this Lease, or during any period of time prior to the Lease Commencement Date:

(i) Any work or act done in or about the Premises or the Building by Landlord or its agents, contractors or employees;

(ii) Any negligence or other wrongful act or omission on the part of the Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(iii) Any accident, injury or damage to any persons or property occurring in, on or about the common area, unless caused by the negligence or willful misconduct of Tenant, its employees, contractors or agents, as well as any accident, injury or damage to any persons or property occurring in or about the common area, unless caused by the negligence or willful misconduct of Tenant, its employees, contractors or agents; and

(iv) Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with as long as Landlord was given prior written notice.

8.8 Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage which may be sustained by Tenant or to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, earthquake, steam, electricity, gas, water or rain, which may leak or from or into any part of the premises or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of preparing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding the Tenant-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Tenant-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Tenant-Owned Alterations and Utility Installations and Trade Fixtures of any tenants of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Tenant-Owned Alterations and Utility Installations and Trade Fixtures of any Tenants of the Building) of the Building shall, at the option of Landlord, be deemed to be Premises total Destruction.

(c) “Industrial Center Total Destruction” shall mean damage or destruction to the Industrial Center or the Building in which the premises are located, regardless of the damage to the premises. The cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Industrial Center or the Building (excluding Tenant-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(d) “Insured Loss” shall mean damage or destruction to the Premises, other than Tenant-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(e) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(f) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Premises Partial or Total Damage - Insured or Uninsured Loss. If Premises Partial or Total Damage that is an Insured or Uninsured Loss occurs, then Landlord shall, at Landlord’s expense, repair such damage (but not Tenant’s Trade Fixtures or Tenant-Owned Alterations and Utility Installations) as soon as reasonably possible, but only to the extent of the available insurance proceeds, if any (provided Landlord has maintained the insurance coverage required hereunder), and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to any reason (other than Landlord’s failure to maintain the insurance required hereunder) including the fact that some but not all of which may include the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, then Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefore [no deductible payment will be included in any such “shortage”]. If Landlord receives said funds or adequate assurance thereof within said thirty (30) day period, Landlord shall complete the repairs as soon as reasonably possible and this Lease shall remain in full force and effect. If Landlord does not receive such funds or assurance within said period, Landlord may nevertheless elect by written notice to Tenant within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Landlord does not receive such funds or assurance within such thirty (30) day period, and if Landlord does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Tenant shall in no event have any right to reimbursement from Landlord for any funds contributed by Tenant to repair any such damage or destruction.

9.3 Intentionally Deleted.

9.4 Industrial Center Destruction. Notwithstanding any other provision hereof, if the Industrial Center in which the Premises are located suffers Total Destruction (including any destruction required by any authorized public authority), this Lease at Landlord’s option shall terminate sixty (60) days following the date of such Total Destruction, whether or not the damage or destruction affected the premises. In the event, however, that the damage or destruction was caused by Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant except as released and waived in Paragraph 9.7.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage to the Premises for which the cost to repair (other than the repair of Tenant’s Trade Fixtures or Tenant-Owned Alterations and Utility Installations) exceeds three (3) months’ Base Rent, whether or not an Insured Loss, Landlord may, at Landlord’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Tenant at that time has an exercisable option to extend this Lease, then Tenant may preserve this Lease by (a) exercising such option, and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant’s receipt of Landlord’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds,

Landlord shall, at Landlord’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6 Abatement of Rent; Tenant’s Remedies.

(a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Tenant is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Tenant hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice of Tenant’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect (subject to the remaining rights of that set forth herein). “Commence” as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

(c) In the event of any damage which affects the Building, Landlord will, within thirty (30) days following the date of the damage, deliver to Tenant an estimate of the time necessary to repair the damage in question such that the Premises may be used by and accessible to Tenant and the Building; such notice will be based upon the review and opinions of Landlord’s architect and contractor (“Landlord’s Repair Notice”). If the Premises are damaged by fire or other casualty and are rendered not reasonably usable for Tenant’s business purposes thereby, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises, and if, pursuant to Landlord’s Repair Notice, the restoration shall not be substantially completed on or before the date which shall be nine (9) months following the date of such damage or destruction, Tenant shall have the right to terminate this Lease (with respect to the affected Floors only, or the entire Premises, at Tenant’s option) by giving written notice (the “Termination Notice”) to Landlord not later than thirty (30) days following receipt of Landlord’s Repair Notice. If Tenant gives a Termination Notice, this Lease shall be deemed cancelled and terminated as of the date of the damage as if such date were the Expiration Date, and Rent shall be apportioned and shall be paid or refunded, as the case may be up to and including the date of such damage or destruction. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in Landlord’s Repair Notice, which period shall be extended to the extent of any delays caused by Tenant, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be so extended.

9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Landlord’s rights under Paragraph 6.2(c) and Paragraph 13), Landlord may at Landlord’s option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $50,000, whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition of Landlord’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Landlord elects to give such notice of Landlord’s intention to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (B) an amount equal to twelve (12) times the then monthly Base Rent or $50,000 whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance thereof within thirty (30) days following said commitment by Tenant. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Landlord’s notice of termination.

9.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Landlord shall return to Tenant any advance payment made by Tenant to Landlord and so much of Tenant’s Security Deposit as has not been, or is not then required to be, used by Landlord under the terms of this Lease.

9.9 Waiver of Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10. Real Property Taxes.

10.1 Payment of Taxes. Landlord shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Industrial Center or any portion thereof, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.3 Additional Improvements. Tenant shall pay to Landlord the Common Area Operating Expenses as payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed or the industrial center, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center. When possible, Tenant shall cause its Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, water, telephone, security, gas, sewer, trash removal and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d). Landlord shall not be liable to Tenant for injury, damage, loss of Tenant’s business or profits, from any failure, interruption, rationing or other curtailment in the supply of electric, gas, water or other utilities from whatever cause. Tenant shall not consume water in excess of that usually furnished or supplied for reasonable and normal drinking and lavatory use in connection with an office environment (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter in the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant, and Tenant agrees to pay to Landlord promptly upon demand for all such water consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

12. Assignment and Subletting.

12.1 Landlord’s Consent Required.

(a) Tenant shall not assign this lease, nor any right hereunder, nor sublet the premises, nor any part thereof, without the prior written consent of Landlord which will not be unreasonably withheld, conditioned or delayed. In exercising its reasonable discretion Landlord may consider all commercially relevant factors involved in the leasing of the Premises including but not limited to the a) the creditworthiness and financial stability of the prospective assignee or subtenant (as compared to the obligations of such entity under the sublease or assignment, as the case may be); b) references of prior landlords; c) the past history of such subtenant, with respect to involvement in litigation and bankruptcy proceedings; d) the impact of said subtenant or assignee and proposed use of the premises on pedestrian and vehicular traffic, other tenants, and parking; e) the use, generation or disposal of hazardous materials. The presence of one negative factor enumerated above if material, shall be deemed reasonable justification for Landlord’s withholding consent.

(b) A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer of forty-nine percent (49%) or more of the voting control of Tenant shall constitute a change in control for this purpose. An initial public offering of Tenant’s stock on a recognized exchange, as well as the subsequent transfer of shares of Tenant’s stock on a public exchange, will not, however, be deemed an assignment.

(c) So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 12, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Tenant is not in default under this Lease; (2) Tenant shall give Landlord written notice prior to the effective date of the proposed Permitted Transfer; and (3) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

(d) An assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Landlord elects to treat such unconsented to assignment or subletting as a non-curable Breach, Landlord shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days’ written notice (“Landlord’s Notice”), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Landlord, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then fair market value as reasonably determined by Landlord (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Landlord’s Notice.

(e) Tenant’s remedy for any breach of this Paragraph 12.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Landlord will respond to any request for consent to an assignment or sublease within fifteen (15) days following receipt of such request. If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer, Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 12 OF LEASE - - FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed assignment or sublease within such five (5) business day period, Landlord shall be deemed to have approved the assignment or sublease in question. If Landlord at any time timely delivers notice to Tenant or Landlord’s withholding of consent to a proposed assignment or sublease, Landlord shall specify in reasonable detail in such notice, the basis for such withholding of consent. Regardless of Landlord’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(b) Landlord may accept any rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or Breach by Tenant of any of the terms, covenants or conditions of this Lease.

(c) The consent of Landlord to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent; provided, however, that if Landlord consents to a subsequent amendment of this Lease with an assignee of Tenant, which amendment increases the obligations or liability of the “tenant” hereunder, the original Tenant shall not be liable for such increased obligations unless the original Tenant consented to such amendment in writing.

(d) In the event of any Default or Breach of Tenant’s obligation under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000, as reasonable consideration for Landlord’s considering and processing the request for consent. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

(f) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(g) If Tenant desires to Sublet substantially the entire Premises for substantially the remainder of the term (other than pursuant to the Permitted Transfer) or assign the Premises (other than pursuant to a Permitted Transfer) prior to the expiration of the term of this lease and obtains an acceptable subtenant or assignee, then the Landlord shall have the option prior to the execution of the sublease or assignment agreement to cancel this Lease with respect to the portion of the Premises that is the subject of such proposed assignment or sublease. Landlord, in Landlord’s sole discretion, may then enter into a new lease with any prospective subtenant as the substitute Tenant. If Landlord exercises this option, then this present lease shall be terminated by mutual agreement as of that time.

12.3 Additional Terms and Conditions Applicable to Assignment and Subletting. The following terms and conditions shall apply to any subletting or assignment by Tenant of all or any part of the Premises and shall be deemed included in all subleases and assignments under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals, income or other consideration arising from any sublease or assignment of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such sums and apply same toward Tenant’s obligations under this Lease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such Sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether any Breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant, or, until the Breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b) In the event of a Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sub landlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sub landlord or for any other prior defaults or breaches of such sub landlord under such sublease.

(c) Any matter or thing requiring the consent of the sub landlord under a sublease shall also require the consent of Landlord herein.

(d) No subtenant under a sublease or assignee approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(e) Landlord shall deliver a copy of any notice of Default or Breach by Tenant to the subtenant, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The subtenant shall have a right of reimbursement and offset from and against Tenant for any such Defaults cured by the subtenant.

13. Default; Breach; Remedies.

13.1 Default; Breach. Landlord and Tenant agree that if any attorney is consulted by Landlord in connection with a Tenant Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Landlord may include the cost of such services and costs in said notice as rent due and payable to cure said default. A “Default” by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A “Breach” by Tenant is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period, and shall entitle Landlord to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3.

(a) The vacating of the Premises or the abandonment of the Premises without paying the Rent due hereunder.

(b) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent, Tenant’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Tenant hereunder as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Landlord to Tenant.

(c) Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Tenant’s obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Landlord to Tenant.

(d) A Default by Tenant as to the terms covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Tenant, other than those described in Subparagraphs 13.1(a), (b), or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f) The discovery by Landlord that any financial statement of Tenant or of any Guarantor, given to Landlord by Tenant or any Guarantor, was materially false.

(g) If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurances of security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of the execution of this Lease.

13.2 Remedies. If Tenant fails to commence to perform any affirmative duty or obligation of Tenant under this Lease, within ten (10) business days after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its own option, may require all future payments to be made under this Lease by Tenant to be made only by cashier’s check. In the event of a Breach of this Lease by Tenant (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant’s Default or Breach of this Lease shall not waive Landlord’s right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1 (b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Tenant’s right to possession in effect (in California under California Civil Code Section 1951.4) after Tenant’s Breach and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonably limitations. Landlord and

Tenant agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord’s interest under this Lease, shall not constitute a termination of the Tenant’s right to possession.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

13.3 [INTENTIONALLY OMITTED]

13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due (that provided, however that Tenant shall be entitled to notice, prior to the commencement of such five (5) day period, on the first (1st) occasion in any calendar year on which Tenant fails to timely pay an amount due hereunder), then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge be Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance; provided, however, that if Tenant subsequently pays such quarterly Base Rent in a timely fashion for four (4) consecutive calendar quarters, Rent shall thereafter be payable on a monthly basis.

13.5 Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty five percent (25%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of the Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages received, over and above Tenant’s Share of the legal and other expenses incurred by Landlord in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Broker’s Fees.

15.1 Procuring Cause. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2 Additional Terms. Unless Landlord and Broker(s) have otherwise agreed in writing, Landlord agrees that: (a) if Tenant exercises any Option (as defined in Paragraph 39.1) granted under this Lease or any Option subsequently granted, or (b) if Tenant acquires any rights to the Premises or other premises in which Landlord has an interest, or (c) if Tenant remains in possession of the Premises with the consent of Landlord after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Landlord has an interest, or (e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Landlord shall not be liable to said Broker(s) to pay a fee.

15.3 Assumption of Obligations. Any buyer or transferee of Landlord’s interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Landlord’s obligation under this Paragraph 15.

15.4 Representations and Warranties. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16. Tenancy and Financial Statements.

16.1 Tenancy Statement. Each Party (as “Responding Party”) shall within ten (10) business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current “Tenancy Statement” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Tenant and all the Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Landlord’s Liability. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as herein above defined. Notwithstanding any other terms or provisions of this lease, Tenant agrees that in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property (which is the subject of this lease) of Landlord or any successor in interest in the property (which shall be deemed to include the rental income, the proceeds of any sale by Landlord as well as any insurance or condemnation proceeds), for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (b) no other property or assets of Landlord, its partners, members, shareholders, officers or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction if Tenant’s remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord, it’s partner’s, members or successors in interest (except to the extent permitted in (a) above), and no judgment will be taken against any partner, member, shareholder, officer or director of Landlord. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

22. No Prior or other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Landlord and Tenant each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given three (3) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received or otherwise deemed delivered on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by a party of the Default or Breach of any term covenant or condition hereof by the other, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other of the same or any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by

Landlord shall not be a waiver of any Default or Breach by Tenant of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right To Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Al provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. [PLEASE PROVIDE A SNDA FROM CURRENT LENDER] This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be bound by prepayment of more than one month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Landlord after the execution of this lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees, costs and expenses. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to full reimburse all attorneys fees, cost and expenses reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable advance notice to Tenant for the purpose of showing the same to prospective purchasers, lenders, or (during the final six (6) months of the term) tenants, and make such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary (provided that Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant during any such entry). Landlord shall use best efforts to ensure that the performance of any such work of repairs or alterations shall not interfere with Tenant’s use of the Premises (or any portion thereof) for Tenant’s business purposes (such efforts to include limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

33. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Tenant shall not place any sign upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Landlord. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the roof of the Building and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business; Landlord shall be entitled to all revenues from such advertising signs. Landlord approves of Tenants reasonable signage as long as it does not conflict with the office park CC&R’s and does not interfere with signage for other Tenant’s in the building.

35. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days of following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

36. Consents.

(a) Except for Paragraph 33 (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Landlord may, as condition to considering any such request by Tenant, require that Tenant deposit with Landlord an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Landlord to represent the cost Landlord will incur in considering and responding to Tenant’s request. Any unused portion of said deposit shall be refunded to Tenant without interest. Landlord’s consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

(b) All conditions to Landlord’s consent authorized by this Lease are acknowledged by Tenant as being reasonable. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the impositions by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. [INTENTIONALLY OMITTED].

38. Quiet Possession. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. Options.

39.1 Definition. As used in this Lease, the word “Option” has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord.

39.2 Options Personal to Original Tenant. Each Option granted to Tenant in this Lease is personal to the original Tenant named in Paragraph 1.1 hereof and any assignee pursuant to a Permitted Transfer, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable (other than pursuant to a Permitted Transfer), either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4 Effect of Default on Options.

(a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Landlord from Tenant is unpaid (without regard to whether notice thereof is given Tenant), or (iii) during the time Tenant is in Breach of this Lease, or (iv) in the event that Landlord has given to Tenant three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Landlord gives to Tenant three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Tenant commits a Breach of this Lease.

40. Rules and Regulations. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. Security Measures. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

42. Reservations. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord reasonably deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on it’s behalf and that such entity is duly authorized and existing and qualified to do business in California and that Tenant has the full right and legal authority to enter into this lease.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modification to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

49. Tenant Improvements. Turnkey by Landlord as specified further in Exhibit A and Exhibit “A” Notes. The buildout in this space shall consist of at least 80% of dropped ceiling office/R&D/lab spaces, the lunch room will have 8’ counter with 8’ of cabinets below and a sink, VCT flooring only. The entire dropped ceiling space will have 10 ft. high (if possible, otherwise 9 ft. high) 2x4 T-bar ceiling grid with 2x4 lay in white armstrong tiles except for the clean room area in which Landlord shall install vinyl ceiling tiles. The lights where not existing will be standard 3 tube 2x4 lights with prismatic lenses. The floor coverings where not existing will be either standard VCT or standard 26 ounce carpet. All office doors to be 9’ prefinished birch.

All offices to have 3’ sidelights. All walls will be drywall on metal stud and will be straight and painted white. The entire space including warehouse will have HVAC, and fire sprinklers (for ordinary hazard). The balance of the space will be open warehouse ceiling insulated with R-19, with no floor covering, 8’ chain hung florescent lights spaced 10’ apart. Any upgrades to these specs or to a normal office or warehouse environment (whether or not shown or labeled on Exhibit “A” or Exhibit “A” notes) to be paid for by tenant (this includes any additional HVAC loads above 1 ton per 400, any increased fire ratings, any hard ceilings, any soffits, any special lighting or a/v equipment, any signs, any security equipment, any phones or network wiring or communications equipment, any dark rooms and their affiliated walls, any non drywall walls, any item that is not straight in nature such as curved walls or cornices, any appliances, any electrical hookups for equipment, any electrical drops, any piping for air or gases, any increased power loads, any power strips, any electric over a standard office environment, any soundproofing, any office cubicles or furniture). All window coverings by tenant, approved by landlord. All construction shall be done in a good and workmanlike manner and in compliance with all applicable laws. Landlord shall separate the HVAC units and power from the neighboring space if needed.

50. Right of First Offering. The Tenant shall have the right of first offer to purchase the Building should Landlord decide to sell the Building. At the time Landlord decides to sell the Building, Landlord shall give Tenant written notice of the price that Landlord intends to sell the Building for and Tenant shall have 10 business days to inform Landlord by written notice that it intends to purchase the Building for all cash within ninety (90) days. Failure of Tenant to purchase the Building at that time will make this right of first offer null and void forever. If Tenant fails to inform Landlord in writing within ten (10) business days that it intends to purchase the building then Landlord shall be free to sell the Building to any third party as long as the purchase price is within five percent (5%) of the price previously offered to Tenant. If the price is lower by five percent (5%) or more, then Tenant shall have five (5) business days to match said offer. Tenant shall purchase the building “AS IS” and sign a 1542 waiver releasing Landlord of all liability known or unknown upon the close of escrow. Said Right of First Offer shall be subordinate to the rights of a lender that is acquiring the property through a deed in lieu or a foreclosure.

51. Option to Extend. Subject to the terms and conditions set forth below, Tenant may at its option extend the Term of this Lease for One (1) period of Five (5) years. Such period is called the “Renewal Term.” The Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowance or demolition in connection with the Renewal Term, (ii) the Base Rental during the Renewal Term shall be calculated as set forth below, and (iii) any reference in the Lease to the “Term” of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options. The Base Rent during the Renewal Term shall be at the then Fair Market Rate (defined hereinafter) for such space for a term commencing of the first day of the Renewal Term. “Market Rate” shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other Office buildings in the Alameda Area. In no event shall the Base Rent payable during the first (1st) year of the Renewal Term be less than the 36th Month’s Rent. Base Rent during the Renewal Term shall increase at four percent (4%) per year. To exercise any option, Tenant must deliver a binding written notice to Landlord not sooner than twelve (12) months nor later than six (6) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated by Landlord and Landlord shall inform Tenant of the Market Rate. If the parties cannot agree on the Market Rate within thirty (30) days following Landlord’s delivery of a statement of Fair Market Rent, the parties shall each, within ten (10) business days following the expiration of such thirty (30) day period, appoint a real estate broker (with at least 10 years experience in office leasing in Alameda) to determine the Market Rate, and each such broker will deliver its determination within ten (10) additional business days. If the lower of the two is within 90% of the higher of the two valuations, then the Market Rent shall be the average of the two. If a party fails to timely designate a broker, the broker designated by the other party will determine the Market Rate. If the lower of the two valuations is less than 90% of the higher valuation, then the two brokers/appraisers originally selected by the parties shall, within five (5) business days, select a third broker/appraiser and shall present their final determinations of Market Rate to the third broker/appraiser, and the third broker/appraiser shall pick one of those two as being the Market Rate. The determination of the third broker/appraiser shall be binding on the parties. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

52. Deposits.

52.1 Amount.

Concurrently with the execution of this Lease, Tenant shall deliver to Landlord (1) first month’s Rent in the amount of fifty-nine thousand six hundred seventy-three dollars and seventy-five cents ($59,673.75) (2) an unconditional irrevocable standby letter of credit (the “Letter of Credit”) in the amount of One Million Dollars ($1,000,000.00) issued by Wells Fargo Bank or Bank of America (or another bank doing business in one of the nine counties comprising the San Francisco-Oakland-San Jose area (“Bay Area”) and reasonably acceptable to Landlord) and naming Landlord as beneficiary thereunder, as security for the faithful performance by Tenant of all Tenant’s obligations under this Lease.

If Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, has filed bankruptcy or reorganization proceedings, or has closed two or more of its branches in the Bay Area), then Tenant shall have thirty (30) days to provide Landlord with as substitute Letter of Credit complying with all of the requirements set forth in this paragraph.

lf, pursuant to the terms of Paragraph 52, Landlord uses any portion of the Letter of Credit, Tenant shall within ten (2) days after demand from Landlord, restore the Letter of Credit to its full amount.

52.2 Letter of Credit.

If Tenant Fails to pay when due any Rent or other sum due under this Lease and such failure continues after notice from Landlord and the expiration of any applicable grace period, regardless of whether Tenant has filed a petition in bankruptcy under the federal bankruptcy laws, or if Tenant, following the filing of any such petition, rejects this Lease, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Cash Security Deposit for the payment of any Rent or other sum due under this Lease or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach of this Lease. Landlord shall thereupon be entitled to draw on the Letter of Credit to the extent necessary to cure the default in question. The Letter of Credit, or so much thereof as remains after the curing of any default of Tenant hereunder, shall be returned to Tenant within (30) days following the expiration of the term of this Lease (or earlier termination of the Lease) and surrender of the Premises by Tenant.

The Letter of credit shall be issued for a term of at least twelve (12) months and shall be renewed automatically for consecutive twelve (12) month periods for the entire term of this Lease (except that the Letter of Credit shall expire not less than sixty (60) days after the expiration or sooner termination of the Lease) subject, however, to reduction as provided in Paragraph 53 below. If, at any time during the term of this Lease, Landlord does not receive written notice from the issuing bank, at least fifteen (15) business days prior to the expiration of any twelve (12) month term of the Letter of Credit, that the Letter of Credit is being renewed for another twelve (12) months, then Landlord shall have the right to draw upon the Letter of Credit for the full amount thereof. Drawing upon the Letter of Credit shall be conditioned only upon presentation of the original Letter of Credit to the issuer thereof accompanied by a certified statement from Landlord that Tenant is in default under this Lease and the default is continuing after notice and the expiration of any applicable grace period or Tenant has failed to timely renew such Letter of Credit. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. At Landlord’s election, the Letter of Credit may name the Landlord’s lender as a beneficiary, or as a co-beneficiary with Landlord, and/or may require that Landlord’s lender sign the certification required to be presented for any draw against the Letter of Credit. Landlord shall have the right to pledge or assign the Letter of Credit (or the proceeds of such Letter of Credit) to its lender holding a security interest in the Premises.

In the event of a termination or transfer of Landlord’s interest in this Lease, Landlord shall transfer its interest in the Letter of Credit to the Landlord’s successor. In addition, upon termination or transfer of Landlord’s interest in this Lease, within ten (10) business days after request by Landlord or Landlord’s successor, Tenant shall either cause the Letter of Credit to be amended to name Landlord’s successor as the party entitled to draw down on the Letter of Credit and deliver such amendment to the requesting party, or shall obtain and deliver to the requesting party a new Letter of Credit meeting the requirements of this Paragraph 52 naming Landlord’s successor as the party entitled to draw down on the Letter of Credit. At Landlord’s election, within ten (19) business days after request by Landlord, Tenant shall cause the Letter of Credit to be amended to name Landlord’s lender as the beneficiary, or as a co-beneficiary with Landlord, and/or as a co-signer of any certification presented for a draw down of the Letter of Credit. If Tenant fails to comply with the requirements described in either or both of the prior two (2) sentences, Landlord or any lender designated in the Letter of Credit shall be entitled to draw down on the entire amount of the Letter of Credit, the proceeds of which shall be held by Landlord as a cash Security Deposit to be utilized in the manner described in Paragraph 5. If a new Letter of Credit is delivered to Landlord as required by this paragraph above, the previously existing Letter of Credit shall be promptly returned to Tenant. Any fee due in connection with the transfer of Landlord’s rights as beneficiary under the Letter of Credit to a successor landlord (or to Landlord’s lender), or in connection with an amendment or substitution of the Letter of Credit shall be paid by Tenant to the financial institution owned such fee or if Landlord or any designated lender incurs any such fees, shall be paid by Tenant to the party incurring such fees upon demand.

53. Letter of Credit. The Letter of Credit shall be returned to Tenant within thirty (30) days following Tenant’s satisfaction of either of the criteria set forth in subparagraph 53 (a) or 53 (b).

a.	Tenant shall not be in default under this Lease and Tenant has had two (2) consecutive quarters of increasing sales growth and net profitability. In all events net profits shall be greater than $500,000.00 per quarter.

b.	Tenant shall not be in default under this Lease and Tenant and Tenant has gone public with a market cap of at least $250,000,000.00 or been acquired and the Lease has been assumed by a company with at market cap of at least $250,000,000.00.

In order to validate Tenant’s performance with respect to Section 52 (a) or (b), Tenant will provide the Landlord with a CPA reviewed or audited FYE financials, by using Generally Accepted Accounting Principles, following each fiscal year end.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

THIS LEASE PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO THE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	San Leandro, CA			Executed at:	San Leandro

On:	12-7-07			On:	12-7-07

By Landlord:				By Tenant:

DOLLINGER HARBOR BAY ASSOCIATES,

a California limited partnership

By:	D&M Investors Fund I LLC, a

California Limited Liability Company

Its	General Partner

	By:	D&M Ventures LP, a

California Limited Partnership

	Its	Sole Member

		By:	David Dollinger Living Trust	PENUMBRA, Inc.

Its General Partner

		By:	/s/ David B. Dollinger	By:	/s/ Adam Elsesser

			David B. Dollinger, Trustee	Its:	CEO

Address:	555 Twin Dolphin Drive, Suite 600			Address:
Redwood City, CA 94065

Telephone:	(650) 508-8666			Telephone:	( )

Facsimile:	(650) 508-8686			Facsimile:	( )

Exhibit A Notes

1351 Harbor Bay Parkway – First Floor

All items by Landlord unless specified.

Clean Room – Approximately Class 10,000

Flooring – VCT (do not wax)

Ceiling – T-Bar grid with Clean Room ceiling tiles

Ceiling height – 10’

Door Height – 9’ min

Walls- Smooth with Epoxy paint

110V Power on every support column by Landlord,

CDA, on every support column (by Tenant)

110V Power on perimeter walls per code by Landlord,

CDA and Data along perimeter walls (by Tenant)

Landlord to reuse existing HVAC system and run return air ducts surface mounted and painted on the perimeter walls.

Landlord to supply and install 67 hepafilters, 1/2 lay in, 1/2 fan.

220V Power – 4 locations TBD by Landlord

Engineering Lab

Flooring – VCT

Ceiling – existing

Ceiling height – existing

Door height – 8’ min

Walls – partition, paint to match existing

Power –110V and 220V availability (along perimeter walls by code)

CDA- drops along perimeter walls (by Tenant)

Data – ports along perimeter walls (landlord to stall data pull boxes in newly built walls, Tenant to do data wiring)

1QC

Flooring – VCT

Ceiling – existing

Ceiling height – existing

Door height – 8’ min

Walls – partition, paint to match existing

Power – 110V (along perimeter walls per code)

CDA- drops along perimeter walls (by Tenant)

Data – ports along perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

Equipment Shop

Flooring – VCT

Ceiling – existing

Ceiling height – existing

Door height – 8’ min

Walls – partition, paint to match existing

Power – 110V and 220V availability (along perimeter walls per code)

CDA- drops along perimeter walls (by Tenant)

Data – ports along perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

IQC Quarantine/Stores/Finished Goods

Floors – Finished concrete

Power – 110V along perimeter walls (Landlord to provide per code only)

Data – along perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

Wet Processing

Flooring – VCT

Ceiling – existing

Ceiling height - existing

Up to 4 Fume hoods to be provided (by Tenant) – exhausting of such hoods to be provided by Landlord

Power 110V and 220V (Qty 2) availability (locations TBD)

Emergency Shower and Eyewash Station (provided by Tenant, installed by Landlord)

Utility sink

General

Upgrade break area cabinets and counter tops (by Tenant)

1351 Harbor Bay Parkway – Second Floor

Private offices

Doors – Light Wood, standard with 3’ side light

Power and Data on perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

Paint – to match existing

27x24 Rooms

Doors – Light Wood, standard doors with no side lights

Power and data on perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

Paint – to match existing

19x14 Room

Doors – Light Wood, standard with 3’ side light

Power and data along Perimeter walls (landlord to install power and data pull boxes, Tenant to do data wiring)

Power and data in floor center (for polycom phone) (by Tenant)

General

Ceiling – existing

Walls – partition, paint to match existing

Flooring – existing throughout

Upgrade kitchen cabinets and countertops (by Tenant)

Power and data on all support columns (by Tenant)

COMMENCEMENT DATE LETTER

May 7, 2008

Re: The Lease Agreement dated November 28, 2007, Dollinger Harbor Bay Associates, herein after called Landlord, and Penumbra, Inc., herein after call Tenant relating to certain premises located at 1351 Harbor Bay Parkway, Suite 100A & 202, Alameda, CA 94502.

This letter is to confirm that on or before April 11, 2008, Landlord delivered the above referenced Premises to the Tenant per the terms of the Lease Agreement.

Now, therefore:

1)	The Tenant had Possession on April 11, 2008.

2)	The Lease Commencement Date shall be May 11, 2008.

3)	The Rent shall commence on May 11, 2008.

4)	The initial term of the Lease shall now expire on May 10, 2014.

5)	NNN Expenses are estimated to be $21,836.40 per month, and this shall be paid monthly through December 2008.

6)	Tenant has paid Rent in the amount of $59,673.75 which is to be applied to June Rent.

7)	Due on May 11, 2008 will be pro-rated Base Rent for 21 days in the amount of $40,424.15 and pro-rated expenses for 21 days in the amount of $14,792.40.

8)	Due on June 1, 2008 are NNN expenses for June in the amount of $21,836.40.

9)	Thereafter all Rents will be due on the first day of each month in the full amount as outlined in the Lease Agreement. Payments should be made payable and remitted to:

Dollinger Properties

555 Twin Dolphin Drive, Suite #600

Redwood City, CA 94065

As a reminder, no invoices for Rent will be sent.

10)	Rent Increases shall occur annually, each May 11th.

Per the terms of the Lease, the Tenant is responsible for Public Liability and Property Damage per Section 8 of your lease agreement with Landlord named Additional Insured. Please have your insurance carrier forward a Certificate of Insurance showing evidence of this coverage as soon as possible.

Also, as a reminder, Tenants are responsible for the maintenance and repair of their HVAC mechanical system. It is our recommendation that you retain a licensed contractor to service your air-conditioning equipment under a standard maintenance contract to avoid costly repairs.

If you have any questions or concerns with your Premises or your Lease, please do not hesitate to call either myself (kim@dollingerproperties.com) or Cary Thompson (cary@dollingerproperties.com) at (650) 508-8666. Remember, move-in punch lists must be completed with the first 30 days of occupancy. On behalf of Dollinger Properties, I would like to welcome you as a new tenant.

Sincerely,	Agreed To:
Dollinger Properties	Penumbra, Inc.

/s/ Kimberlee Grover

Kimberlee Grover	By:	/s/ Adam Elsesser
Lease Administrator	Date:	5/7/08

2

June 23, 2011

Penumbra, Inc.

1351 Harbor Bay Parkway, Suite 100A & 202

Alameda, CA 94502

Attn: Adam Elsesser

Dear Adam:

This letter when executed shall serve as an agreement modifying that certain lease dated November 28, 2007 and last modified May 7, 2008, by and between Dollinger Harbor Bay Associates, as Landlord and Penumbra, Inc., as Tenant, relating to the Premises at 1341 Harbor Bay Parkway, Suite 100A & 202, Alameda, CA 94502.

IT IS AGREED THAT:

1)	Effective upon full execution of this Letter Agreement, the Term of the Lease shall be extended for seven (7) years and twenty-one (21) days, commencing May 11, 2014 and expiring May 31, 2021.

2)	Effective upon completion of the work specified in Paragraph 5 below (estimated to be November 1, 2011}, the Premises shall be adjusted to include an additional 25,430 square feet, and the Tenant shall occupy the entire 1351 Harbor Bay Parkway building, for a total of 97,980 square feet.

3)	Effective three (3} months from the date of completion of the Tenant Improvements, the Base Monthly Rent shall be $117,576.00 per month.

4)	Effective each February 1st, the Base Monthly Rent shall increase 3%.

5)	Landlord, and Landlord’s sole cost and expense shall build the Tenant Improvements as per the attached Exhibit A, using the same building standards as when the Tenant originally moved in. Such Tenant Improvements shall include minor work in the building lobby, including, installing a new floor, painting the walls, and moving one of the walls to increase the size of the lobby.

6)	All other terms and conditions of said Lease shall remain unchanged and in full force and effect.

Sincerely,

/s/ David Dollinger
David Dollinger

Acknowledged and Agreed To:
Penumbra, Inc.

/s/ Adam Elsesser
Adam Elsesser

TRAINING ROOM
COMPUTER ROOM
FLOOR PLAN NOTES
LEGEND
subtracts

OFFICE
OFFICE
1-HR STAIR
MACHINE RM
ELEVATOR
VEST.
VEST.
OFFICE
OFFICE
OFFICE
OFFICE
RECEPTION
1-HR LOBBY

LEGEND

FLOOR PLAN NOTES

1. REMOVE ALL WALLPAPER
2. NEW PAINT THROUGHOUT LOBBY AND STAIRWELL
3. NEW TILE FLOORING IN LOBBY.

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